EXHIBIT 99.1

Ainos Reports Third Quarter 2023 Financial Results

Product Cycle Transition Approaches its Final Stages

SAN DIEGO, November 9, 2023 /Accesswire/ -- Ainos, Inc. (NASDAQ: AIMD, AIMDW) ("Ainos", or the "Company"), a diversified healthcare company focused on the development of AI-powered point-of-care testing, VELDONA® low-dose interferon therapeutics, and synthetic RNA-driven preventative medicine, today announced its financial results for the third quarter ended September 30, 2023.

Chun-Hsien (Eddy) Tsai, Chairman of the Board, President, and Chief Executive Officer of Ainos, commented, “During the third quarter of 2023, we took key steps towards establishing new revenue streams. While decreased demand for COVID-19 test kits weighed on our near-term sales, the successful launch in Taiwan of our VELDONA® Pet cytoprotein supplements marked a significant milestone in our transition to a post-COVID business model.”

“During the third quarter, we made a concerted effort to establish commercial distribution and hone our marketing strategy for VELDONA® Pet. Through our online/offline marketing strategy, we have begun to sell VELDONA® Pet on several major Taiwanese e-commerce platforms. We refined VELDONA® Pet’s packaging to improve its appeal to consumers, and are in the process of expanding our capacity with our contracted manufacturers to better meet anticipated demand.”

“Meanwhile, we have continued to advance the commercialization of our flagship VOC POCT, Ainos Flora, and to develop VELDONA® drug candidates. We continue to conduct our Taiwan clinical study for Ainos Flora.”

“In my mid-year shareholder letter, I expressed that Ainos would need to take steps to evolve into a resilient, multi-dimensional healthcare company. Our progress in the third quarter demonstrates that we have successfully navigated this transitional period and are well positioned to begin a new chapter in our company’s history. I am proud of our team’s efforts in bringing us to this point, and I am confident that going forward we will deliver even greater success.”

Meng-Lin Sung, Chief Financial Officer of Ainos, commented, “Our pivot away from COVID-19 continued in the third quarter. COVID-19 test kits accounted for the entirety of our revenues during the quarter. We expect that VELDONA® Pet will start to contribute to our revenues in the fourth quarter. Excluding share-based compensation, depreciation, and amortization, our R&D expenses declined from the same period last year as we reduced expenditures on COVID test kits. Going forward, R&D spending will be devoted to progressing our other core technologies, especially VELDONA® and our AI Nose VOC platform. On the funding front, our recent US$3 million tranche of a total anticipated US$10 million private placement has provided us capital to execute our business strategy.”

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Third Quarter 2023 Financial Results

Revenues

Revenues were US$24,489 in the third quarter of 2023, compared to US$1,757,774 in the same period of 2022, reflecting a decrease in selling price and sales volume of the Company’s COVID-19 Antigen Rapid Test Kits attributable to the slowdown of COVID-19 infections in Taiwan.

Cost of Revenues

Cost of revenues was US$87,873 in the third quarter of 2023, compared with US$1,176,032 in the same period of 2022. The decrease was primarily attributable to a decline in sales volume, partially offset by recognition of inventory loss.

Gross Profit

In the third quarter of 2023, gross profit was negative US$63,384, compared with a positive gross profit of US$581,742 a year ago, driven by declines in sales volume and selling price, as well as recognition of inventory loss during the quarter.

Total Operating Expenses

Total operating expenses decreased by 69% to US$2,612,282 in the third quarter of 2023, from US$8,404,013 in the same period of 2022. The decrease was mainly attributable to decreases in one-time stock award granted and vested during the third quarter. Operating expenses, excluding depreciation and amortization expenses and share-based compensation, decreased to US$1,078,683 in the third quarter of 2023 from US$1,118,205 a year ago.

•	R&D expenses decreased by 7% to US$1,710,265 in the third quarter of 2023, from US$1,834,786 a year ago. Share-based compensation expenses and depreciation and amortization expenses in the third quarter of 2023 were US$1,263,665, compared with US$1,206,419 a year ago. When excluding these non-cash expenses, R&D expenses decreased to US$446,600 from US$628,367 in the same period last year.

•	SG&A expenses decreased by 86% to US$902,017 from US$6,569,227 in the same period of 2022. Share-based compensation expenses and depreciation and amortization expenses in the third quarter of 2023 and 2022 were US$269,934 and US$6,079,389, respectively. When excluding these non-cash expenses, SG&A expenses were US$632,083, compared to US$489,838 during the prior year period, primarily due to the fees incurred to maintain the Company’s status as a listed company following our uplisting in August 2022.

Net Loss

Net loss attributable to common stock shareholders was US$2,975,846 in the third quarter of 2023, compared with US$7,821,756 in the same period of 2022.

Balance Sheet

As of September 30, 2023, the Company had cash and cash equivalents of US$2,370,963 compared with US$1,853,362 as of December 31, 2022.

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Recent Developments

On August 10, 2023, the Company celebrated the one-year anniversary of its listing on the Nasdaq. To commemorate this important milestone, Nasdaq displayed a special congratulatory message on its MarketSite Tower in New York's Times Square.

On September 5, 2023, the Company announced that it commenced shipping its VELDONA® Pet cytoprotein supplements in Taiwan, with the first batch of 300,000 units to be fully delivered in October.

On September 18, 2023, the Company announced that the United States Food and Drug Administration (the "U.S. FDA") granted Orphan Drug Designation for the Company's VELDONA® low-dose oral interferon formulation as a potential treatment for oral warts in HIV-seropositive patients. Ainos plans to pursue a pre-IND meeting with the U.S. FDA in advance of planned Phase III clinical studies for the drug candidate.

On September 25, 2023, the Company announced that it entered into a securities purchase agreement with Lind Global Fund II LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager, involving an initial $3 million tranche of a total anticipated $10 million private placement; with $2 million funded at closing and $1 million to be funded subject to shareholder approval, effective registration statement and other conditions specified in the agreement.

About Ainos, Inc.

Headquartered in San Diego, California, Ainos is a diversified healthcare company focused on the development of novel point-of-care testing ("POCT"), low-dose VELDONA® interferon therapeutics, and synthetic RNA-driven preventative medicine. The company's products include VELDONA® clinical-stage human therapeutics, VELDONA® Pet cytoprotein health supplements, and telehealth-friendly POCTs powered by its AI Nose technology platform. The lead POCT candidate, Ainos Flora, is intended to be a telehealth-friendly POCT for women's health and certain common sexually transmitted infections ("STIs"). To learn more, visit https://www.ainos.com.

Follow Ainos on X, formerly known as Twitter, (@AinosInc) and LinkedIn to stay up-to-date.

Forward-Looking Statements

This press release contains "forward-looking statements" about Ainos within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," “approximate,” "expect," "intend," "plan," "predict," "project," "target," "future," "likely," "strategy," "foresee," "may," "guidance," "potential," "outlook," "forecast," "should," "will" or other similar words or phrases. Similarly, statements that describe the Company's objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements are based only on the Company's current beliefs, expectations, and assumptions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. The Company's actual results may differ materially from those indicated in the forward-looking statements.

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Important factors that could cause the Company's actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among others, the cost of production and sales potential of the products announced in this press release; the Company's dependence on projected revenues from the sale of COVID-19 test kits and its VELDONA® Pet line of supplements ; the Company's limited cash and history of losses; the Company's ability to achieve profitability; the Company's ability to raise additional capital to continue the Company's product development; the ability to accurately predict the future operating results of the Company; the ability to advance Ainos' current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates the Company develops; the ability to obtain and maintain regulatory approval of Ainos’ product candidates; delays in completing the development and commercialization of the Company's current and future product candidates, which could result in increased costs to the Company, delay or limit the ability to generate revenue and adversely affect the business, financial condition, results of operations and prospects of the Company; intense competition and rapidly advancing technology in the Company's industry that may outpace its technology; customer demand for the products and services the Company develops; the accuracy of third-party market research data, the impact of competitive or alternative products, technologies and pricing; disruption in research and development facilities; lawsuits and other claims by third parties or investigations by various regulatory agencies governing the Company's operations; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; the Company's ability to realize the benefits of third party licensing agreements; the Company's ability to obtain and maintain intellectual property protection for Ainos product candidates; compliance with applicable laws, regulations and tariffs; continued listing on and compliance with the applicable regulations of the Nasdaq Capital Market; and the Company's success in managing growth. A more complete description of these risk factors and others is included in the "Risk Factors" section of Ainos' Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed with the U.S. Securities and Exchange Commission (“SEC”), many of which risks are beyond the Company's control. In addition to the risks described above and in the Company's reports filed with the SEC, other unknown or unpredictable factors also could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release.

The forward-looking statements made in this press release are expressly qualified in their entirety by the foregoing cautionary statements. Ainos undertakes no obligation to, and expressly disclaims any such obligation to, publicly update or revise any forward-looking statement to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Investor Relations Contact

ICR, LLC

Robin Yang

Tel: +1 646-224-6971

Email:

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Ainos, Inc.

Condensed Balance Sheets

(Unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$2,370,963	$1,853,362
Accounts receivable	162	201,546
Inventory, net	217,328	595,222
Other current assets	451,698	195,787
Total current assets	3,040,151	2,845,917
Intangible assets, net	29,422,937	32,806,738
Property and equipment, net	1,161,482	1,375,676
Other assets	235,215	80,683
Total assets	$33,859,785	$37,109,014

Liabilities and Stockholders' Equity
Current liabilities:
Contract liabilities	$111,717	$-
Convertible notes payable, related party	-	376,526
Other notes payable, related party	42,000	884,000
Accrued expenses and others current liabilities	665,768	1,212,386
Total current liabilities	819,485	2,472,912
Convertible notes payable - noncurrent	3,000,000	-
Senior secured convertible notes measured at fair value	2,000,000	-
Other notes payable, related party - noncurrent	270,000	-
Other long-term liabilities	89,333	8,096
Total liabilities	6,178,818	2,481,008
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued
Common stock, $0.01 par value; 300,000,000 shares authorized as of September 30, 2023 and December 31, 2022, 20,292,624 and 20,011,602 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	202,926	200,116
Additional paid-in capital	59,763,987	58,745,149
Accumulated deficit	(31,961,654)	(24,115,606)
Translation adjustment	(324,292)	(201,653)
Total stockholders’ equity	27,680,967	34,628,006
Total liabilities and stockholders’ equity	$33,859,785	$37,109,014

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Ainos, Inc.

Condensed Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Revenues	$24,489	$1,757,774	$102,208	$2,481,602
Cost of revenues	(87,873)	(1,176,032)	(244,538)	(1,536,074)
Gross (loss) profit	(63,384)	581,742	(142,330)	945,528
Operating expenses:
Research and development expenses	1,710,265	1,834,786	5,080,335	5,047,096
Selling, general and administrative expenses	902,017	6,569,227	2,282,631	7,748,060
Total operating expenses	2,612,282	8,404,013	7,362,966	12,795,156
Loss from operations	(2,675,666)	(7,822,271)	(7,505,296)	(11,849,628)

Non-operating (expenses) income, net:
Interest expense	(44,267)	(9,821)	(93,852)	(45,304)
Other income, net	5,054	10,336	14,067	19,250
Issuance cost of convertible note measured at fair value	(260,967)	-	(260,967)	-
Total non-operating (expenses) income, net	(300,180)	515	(340,752)	(26,054)

Net loss before income taxes	(2,975,846)	(7,821,756)	(7,846,048)	(11,875,682)
Provision for income taxes	-	-	-	-
Net loss	$(2,975,846)	$(7,821,756)	$(7,846,048)	$(11,875,682)

Net loss per common share - basic and diluted	$(0.15)	$(0.51)	$(0.39)	$(1.03)

Weighted-average shares used in computing net loss per common share-basic and diluted	20,292,624	15,301,396	20,134,340	11,538,013

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